SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 of 15(d) of
                           The Securities Act of 1934

Date of Report:   March 16, 2000

                             Global Sources Limited
             (Exact name of registrant as specified in its charter)

Delaware                      333-41389                       13-4020643
(State of                    (Commission                    I.R.S. Employer
Incorporation)               File Number)                 Identification No.)

             342 Madison Avenue, Suite 942, New York, New York 10173
                     (Address of principal executive office)

Registrant's telephone number, including area code:  (212) 687-6363


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Item 5.  Other Items.

         Platinum Executive Search, Inc., a New York corporation ("Platinum") which was merged into the Company December 9, 1999, entered into a Stock Purchase Agreement dated effective as of August 15, 1999 with John and Gail O'Brien, the sole shareholders of Renaissance Leadership, Inc. ("Renaissance"), to acquire all of the outstanding stock of Renaissance, and an employment agreement with John O'Brien made as of August 31, 1999 ("Employment Agreement") whereby Mr. O'Brien agreed to commence employment with Platinum on October 1, 1999. Renaissance is in the business of providing management and employee training services to business clients (the "Training Business").

         Mr. And Mrs. O'Brien are claiming that Renaissance was not acquired by Platinum pursuant to the Stock Purchase Agreement and are alleging, therefore, that Renaissance is not now owned by the Company. Furthermore, Mr. O'Brien is claiming that his employment with Platinum and hence, the Company, was conditioned on the prior acquisition of Renaissance, and that the Employment Agreement never became effective and that he is therefore not obligated to work for the Company.

         The business of Renaissance is a material portion of the existing business of the Company. If the claims of Mr. and Mrs. O'Brien are successfully maintained, the loss of Renaissance will have no material impact on profits for the quarter ended December 31, 1999 as filed with the Company's Form 10Q for such quarter, but will have a material impact on revenues for such quarter. However, for reasons stated in the final paragraph of this Item 5, the Company's management does not believe that such loss of Renaissance will have a material impact on the prospects of the Company.

         The Company believes that Renaissance has been acquired by the Company. The Company further believes that the acquisition of Renaissance is not a condition precedent to the commencement of employment by Mr. O'Brien with the Company, that the Employment Agreement obligates Mr. O'Brien to expend his efforts on behalf of the Company through September 30, 2002, and restricts Mr. O'Brien's ability to compete with the Company through a period that expires 24 months following the date of Mr. O'Brien's termination of employment with the Company.

         No party has yet commenced litigation regarding this dispute. If the dispute is not settled amicably in a manner that affirms the acquisition of Renaissance, the Company's management intends to (a) seek legal recourse to enforce and secure its rights under the Stock Purchase Agreement and the Employment Agreement, including non-competition covenants, and (b) expand its presence in the Training Business through other means, including internal expansion and/or acquisition of other companies in the Training Business.

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
Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GLOBAL SOURCES LIMITED, a
                                        Delaware corporation

March 16, 2000                          By: /s/ John Mazzuto
                                            -----------------------
                                            John Mazzuto, President